Exhibit 99.1

Applied Optoelectronics Reports First Quarter 2025 Results

Sugar Land, Texas, May 8, 2025 – Applied Optoelectronics, Inc. (NASDAQ: AAOI) (“AOI”), a leading provider of fiber-optic access network products for the internet datacenter, cable broadband, telecom and fiber-to-the-home (FTTH) markets, today announced financial results for its first quarter ended March 31, 2025.

“We’re pleased to deliver results that were in line with or better than our expectations,” said Dr. Thompson Lin, AOI’s Founder, President and Chief Executive Officer. “We continue to see strong demand in the CATV market and achieved the highest quarterly CATV revenue in AOI’s history during the first quarter. In our datacenter business, we continued to engage in meaningful dialogue with our customers and secured three new design wins with an existing hyperscale customer. We have seen and expect to continue to see a growing demand for our 400G and 800G products and we are actively working to build out our capacity to address this demand. Lastly, we began several new qualification efforts while supporting existing qualification efforts on 800G products with multiple large hyperscale customers and based on forecasts we are seeing, we have increased confidence in a second half of 2025 ramp in 800G sales.”

“We started the year with considerable momentum in the first quarter,” said Dr. Stefan Murry, AOI’s Chief Financial Officer and Chief Strategy Officer. “We more than doubled our revenue and expanded our gross margins considerably compared to Q1 of last year. Given the uncertainty in the macro environment, we believe our proprietary, largely in-house developed, automated manufacturing capabilities give us a unique advantage as we plan to scale our manufacturing in the US, with the expectation of exiting this year with a production capacity of over 100,000 units of 800G transceivers per month, with 40% of this production being done in the US. In addition to this anticipated US expansion, we have added and plan to continue to add capacity in our Taiwan manufacturing site to further diversify our manufacturing capabilities and to add additional resilience to our business model. Looking ahead, we believe we are well positioned to benefit from the long-term growth drivers for both our CATV and datacenter businesses.”

First Quarter 2025 Financial Summary

•	GAAP revenue was $99.9 million, compared with $40.7 million in the first quarter of 2024 and $100.3 million in the fourth quarter of 2024.

•	GAAP gross margin was 30.6%, compared with 18.7% in the first quarter of 2024 and 28.7% in the fourth quarter of 2024. Non-GAAP gross margin was 30.7%, compared with 18.9% in the first quarter of 2024 and 28.9% in the fourth quarter of 2024.

•	GAAP net loss was $9.2 million, or $0.18 per basic share, compared with net loss of $23.2 million, or $0.60 per basic share in the first quarter of 2024, and a net loss of $119.7 million, or $2.60 per basic share in the fourth quarter of 2024.

•	Non-GAAP net loss was $0.9 million, or $0.02 per basic share, compared with non-GAAP net loss of $12.0 million, or $0.31 per basic share in the first quarter of 2024, and a non-GAAP net loss of $1.0 million, or $0.02 per basic share in the fourth quarter of 2024.

A reconciliation between all GAAP and non-GAAP information referenced above is contained in the tables below. Please also refer to “Non-GAAP Financial Measures” below for a description of these non-GAAP financial measures.

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Second Quarter 2025 Business Outlook (+)

For second quarter of 2025, the company currently expects:

•	Revenue in the range of $100 million to $110 million.
•	Non-GAAP gross margin in the range of 29.5% to 31.0%.
•	Non-GAAP net income in the range of a loss of $4.8 million to a loss of $1.7 million, and non-GAAP income per share in the range of a loss of $0.09 to a loss of $0.03 using approximately 55.7 million shares.

(+) Please refer to the note below on forward-looking statements and the risks involved with such statements as well as the note on non-GAAP financial measures.

Conference Call Information

The company will host a conference call and webcast for analysts and investors today, May 8, 2025 to discuss its first quarter 2025 financial results and outlook for its second quarter 2025 at 4:30 p.m. Eastern time / 3:30 p.m. Central time. This call will be open to the public, and investors may access the call by dialing 844-890-1794 (domestic) or 412-717-9586 (international). A live audio webcast of the conference call along with supplemental financial information will also be accessible on the company's website at investors.ao-inc.com. Following the webcast, an archived version will be available on the website for one year. A telephonic replay of the call will be available one hour after the call and will run for five business days and may be accessed by dialing 877-344-7529 (domestic) or 412-317-0088 (international) and entering passcode 5085357.

Forward-Looking Information

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as "believe," "may," "estimate," "continue," "anticipate," "intend," "should," "could," "would," "target," "seek," "aim," "predicts," "think," "objectives," "optimistic," "new," "goal," "strategy," "potential," "is likely," "will," "expect," "plan" "project," "permit" or by other similar expressions that convey uncertainty of future events or outcomes. These statements include management’s beliefs and expectations related to our outlook for the second quarter of 2025 and the remainder of 2025. Such forward-looking statements reflect the views of management at the time such statements are made. These forward-looking statements involve risks and uncertainties, as well as assumptions and current expectations, which could cause the company's actual results to differ materially from those anticipated in such forward-looking statements. These risks and uncertainties include but are not limited to: reduction in the size or quantity of customer orders; change in demand for the company's products due to industry conditions; changes in manufacturing operations; volatility in manufacturing costs; delays in shipments of products; disruptions in the supply chain; change in the rate of design wins or the rate of customer acceptance of new products; the company's reliance on a small number of customers for a substantial portion of its revenues; potential pricing pressure; a decline in demand for our customers' products or their rate of deployment of their products; general conditions in the internet datacenter, cable television (CATV) broadband, telecom, or fiber-to-the-home (FTTH) markets; changes in the world economy (particularly in the United States and China); changes in the regulation and taxation of international trade, including the imposition of tariffs; changes in currency exchange rates; the negative effects of seasonality; and other risks and uncertainties described more fully in the company's documents filed with or furnished to the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2024 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025. More information about these and other risks that may impact the company's business are set forth in the "Risk Factors" section of the company's quarterly and annual reports on file with the Securities and Exchange Commission. You should not rely on forward-looking statements as predictions of future events. All forward-looking statements in this press release are based upon information available to us as of the date hereof, and qualified in their entirety by this cautionary statement. Except as required by law, we assume no obligation to update forward-looking statements for any reason after the date of this press release to conform these statements to actual results or to changes in the company's expectations.

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Non-GAAP Financial Measures

We provide non-GAAP gross margin, non-GAAP net income (loss), non-GAAP earnings per share, and non-GAAP Adjusted EBITDA to eliminate the impact of items that we do not consider indicative of our overall operating performance. To arrive at our non-GAAP gross margin, we exclude stock-based compensation and related expenses, expenses associated with discontinued products, and non-recurring (income) expenses, if any, from our GAAP gross margin. To arrive at our non-GAAP net income (loss), we exclude all amortization of intangible assets, stock-based compensation expense, non-recurring expenses, unrealized foreign exchange loss (gain), losses from the disposal of idle assets, if any, non-GAAP tax benefit (expenses), and expenses associated with discontinued products from our GAAP net income (loss). Included in our non-recurring expenses in Q1 2025 and Q1 2024 are employee severance expenses (if any), legal expenses associated with litigation and certain legal and advisory expenses associated with purchase termination or patent protection (if any). In computing our non-GAAP income tax benefit (expense), we have applied an estimate of our annual effective income tax rate and applied it to our net income before income taxes. Our adjusted EBITDA is calculated by excluding depreciation expense, non-GAAP tax benefit (expense), and interest (income) expense, as well as the items excluded from non-GAAP net income (loss), from our GAAP net loss. Our non-GAAP diluted net loss per share is calculated by dividing our non-GAAP net loss by the fully diluted share count (for periods in which non-GAAP net income is positive) or basic share count (for periods in which our non-GAAP net income is negative).

We believe that our non-GAAP measures are useful to investors in evaluating our operating performance for the following reasons:

•	We believe that elimination of items such as amortization of intangible assets, stock-based compensation expense, non-recurring revenue and expenses, including non-recurring expenses from debt extinguishment and losses on convertible note exchange, losses from the disposal of idle assets, unrealized foreign exchange gain or loss, and depreciation on certain equipment undergoing reconfiguration, is appropriate because treatment of these items may vary for reasons unrelated to our overall operating performance;
•	We believe that elimination of expenses associated with discontinued products, including depreciation and inventory obsolescence is appropriate because these expenses are not indicative of our ongoing operations;
•	We believe that estimating non-GAAP income taxes allows comparison with prior periods and provides additional information regarding the generation of potential future deferred tax assets;
•	We believe that non-GAAP measures provide better comparability with our past financial performance, period-to-period results and with our peer companies, many of which also use similar non-GAAP financial measures; and
•	We anticipate that investors and securities analysts will utilize non-GAAP measures as a supplement to GAAP measures to evaluate our overall operating performance.

A reconciliation of our GAAP net income (loss), GAAP total gross profit, GAAP earnings (loss), and GAAP earnings (loss) per share for Q1 2025 to our non-GAAP net income (loss), non-GAAP total gross profit, Adjusted EBITDA, and earnings (loss) per share, respectively, is provided below, together with corresponding reconciliations for Q1 2024.

Non-GAAP measures should not be considered as an alternative to gross profit, net income (loss), earnings (loss) per share, or any other measure of financial performance calculated and presented in accordance with GAAP. Our non-GAAP measures may not be comparable to similarly titled measures of other organizations because other organizations may not calculate such other non-GAAP measures in the same manner. We have not reconciled the non-GAAP measures included in our guidance to the appropriate GAAP financial measures because the GAAP measures are not readily determinable on a forward-looking basis. GAAP measures that impact our non-GAAP financial measures may include stock-based compensation expense, non-recurring expenses, amortization of intangible assets, unrealized exchange loss (gain), asset impairment charges, loss (gain) from disposal of idle assets, and changes in the fair value of our convertible notes. These GAAP measures cannot be reasonably predicted and may directly impact our non-GAAP gross margin, our non-GAAP net income and our non-GAAP fully-diluted earnings per share, although changes with respect to certain of these measures may offset other changes. In addition, certain of these measures are out of our control. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measures is not available without unreasonable effort.

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About Applied Optoelectronics

Applied Optoelectronics Inc. (AOI) is a leading developer and manufacturer of advanced optical products, including components, modules and equipment. AOI's products are the building blocks for broadband fiber access networks around the world, where they are used in the internet datacenter, CATV broadband, telecom and FTTH markets. AOI supplies optical networking lasers, components and equipment to tier-1 customers in all four of these markets. In addition to its corporate headquarters, wafer fab and advanced engineering and production facilities in Sugar Land, TX, AOI has engineering and manufacturing facilities in Taipei, Taiwan and Ningbo, China. For additional information, visit www.ao-inc.com.

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Investor Relations Contacts:

The Blueshirt Group, Investor Relations

Lindsay Savarese

+1-212-331-8417

ir@ao-inc.com

Fay Hoffman

+1-212-871-3938

ir@ao-inc.com

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Applied Optoelectronics, Inc.

Preliminary Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	March 31, 2025	December 31, 2024
ASSETS
CURRENT ASSETS
Cash, Cash Equivalents and Restricted Cash	$66,811	$79,133
Accounts Receivable, Net	171,101	116,801
Inventories	102,313	88,135
Prepaid Expenses and Other Current Assets	18,617	17,199
Total Current Assets	358,842	301,268

Property, Plant And Equipment, Net	241,453	219,235
Land Use Rights, Net	4,814	4,837
Operating Right of Use Asset	9,216	9,646
Intangible Assets, Net	3,634	3,680
Other Assets	26,709	8,366
TOTAL ASSETS	$644,668	$547,032

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts Payable	$124,866	$104,969
Bank Acceptance Payable	23,992	19,259
Accrued Expenses	20,488	22,091
Current Lease Liability-Operating	1,349	1,380
Current Portion of Notes Payable and Long Term Debt	20,312	22,370
Total Current Liabilities	191,007	170,069
Convertible Senior Notes	134,229	134,497
Other Long-Term Liabilities	10,419	13,354
TOTAL LIABILITIES	335,655	317,920

STOCKHOLDERS' EQUITY
Common Stock	53	49
Additional Paid-in Capital	772,738	683,462
Cumulative Translation Adjustment	(2,755)	(2,548)
Retained Earnings	(461,023)	(451,851)
TOTAL STOCKHOLDERS' EQUITY	309,013	229,112

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$644,668	$547,032

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Applied Optoelectronics, Inc.

Preliminary Condensed Consolidated Statements of Operations

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2025	2024
Revenue
CATV	$64,501	$8,736
Datacenter	32,049	28,986
Telecom	2,937	2,269
FTTH	–	–
Other	372	682
Total Revenue	99,859	40,673

Total Cost of Goods Sold	69,315	33,082

Total Gross Profit	30,544	7,591

Operating Expenses:
Research and Development	17,810	11,712
Sales and Marketing	5,357	3,798
General and Administrative	16,314	13,727
Total Operating Expenses	39,481	29,237

Operating Loss	(8,937)	(21,646)

Other Income (Expense):
Interest Income	224	260
Interest Expense	(934)	(1,676)
Other Income (Expense), net	475	(108)
Total Other Income (Expense):	(235)	(1,524)

Net loss before Income Taxes	(9,172)	(23,170)
Income Tax Expense	–	–

Net loss	$(9,172)	$(23,170)

Net loss per share attributable to common stockholders
basic	$(0.18)	$(0.60)
diluted	$(0.18)	$(0.60)

Weighted-average shares used to compute net loss per share attributable to common stockholders
basic	50,041	38,362
diluted	50,041	38,362

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Applied Optoelectronics, Inc.

Reconciliation of Statements of Operations under GAAP and Non-GAAP

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2025	2024
GAAP total gross profit (a)	$30,544	$7,591
Share-based compensation expense	83	102
Non-recurring expense	–	6
Non-GAAP total gross profit (a)	$30,627	$7,699

GAAP net loss	$(9,172)	$(23,170)
Share-based compensation expense	2,562	2,839
Non-cash expenses associated with discontinued products	1,045	1,028
Amortization of intangible assets	108	129
Non-recurring (income) expense	393	523
Unrealized exchange loss (gain)	217	383
Tax (benefit) expense related to the above	3,988	6,236
Non-GAAP net loss	$(859)	$(12,032)

GAAP net loss	$(9,172)	$(23,170)
Share-based compensation expense	2,562	2,839
Non-cash expenses associated with discontinued products	1,045	1,028
Amortization of intangible assets	108	129
Non-recurring expense (income)	393	523
Unrealized exchange loss (gain)	217	383
Depreciation expense	4,573	3,837
Interest (income) expense, net	709	1,416
Adjusted EBITDA	$435	$(13,015)

GAAP diluted net loss per share	$(0.18)	$(0.60)
Share-based compensation expense	0.05	0.07
Non-cash expenses associated with discontinued products	0.02	0.03
Amortization of intangible assets	–	0.01
Non-recurring (income) expense	0.01	0.01
Unrealized exchange loss (gain)	–	0.01
Non-GAAP tax benefit	0.08	0.16
Non-GAAP diluted net loss per share	$(0.02)	$(0.31)

Shares used to compute diluted loss per share	50,041	38,362
Shares used to compute diluted earnings per share	50,041	38,362

(a) Provided for the purpose of calculating gross profit as a percentage of revenue (gross margin).

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